UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 27, 2016

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2016, Corning Natural Gas Corporation (the “Gas Company”), a wholly-owned subsidiary of Corning Natural Gas Holding Corporation (the “Holding Company”), entered into a Credit Agreement and a series of loans with M&T Bank. Material terms of the Credit Agreement, the notes issued in connection therewith, and the General Security Agreement covering the Gas Company’s personal property and fixtures are described below and the information set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 27, 2016, the Gas Company refinanced its outstanding loans with M&T Bank, Five Star Bank and Community Bank, N.A. through a new secured facility with M&T Bank and entered into a line of credit and a multi-disbursement equipment loan with M&T Bank. Most all of the $29,600,000 facility was disbursed at closing to pay in full the previously outstanding loans. Certain terms of the new facility are described below.

The Credit Agreement (the “Credit Agreement”), dated January 27, 2016, between the Gas Company and M&T Bank, a New York banking corporation (sometimes referred to as “Lender”) contains various affirmative and negative covenants of the Gas Company including, among others, a “Total Funded Debt to EBITDA (as such terms are defined in the Credit Agreement) ratio of not greater than 3.75 to 1.0, measured quarterly based on the Gas Company’s trailing twelve month operating performance and fiscal quarterly financial statements, a minimum Cash Flow Coverage (as defined in the Credit Agreement) of not less than 1.10 to 1.0, measured quarterly based on the Gas Company’s trailing twelve month operating performance and fiscal quarterly financial statements, compliance and financial statement requirements, and prohibitions on any sale of all or substantially all of its assets, acquisitions of substantially all the asset of any other entity, doing business under any assumed name, material changes to its business, purposes, structure or operations which could materially adversely affect the Gas Company, or any merger, consolidation or other similar transaction. Events of default which permit the Lender to exercise its remedies, including immediate acceleration of the principal and interest on any loans outstanding to the Gas Company, and termination of the Lender’s obligation to make any additional advances under any multiple disbursement note include, without limitation: default in the payment of principal or interest on the loans under the Credit Agreement, default in any other obligation of the Gas Company which results in the acceleration of that obligation, failure to timely deliver financial statements, failure to pay taxes prior to the date penalties attach thereto, various failures by any pension plan maintained by the Gas Company to to comply with applicable law or any underfunding which the Lender determines may have an material adverse effect on the Gas Company’s ability to repay its debts, entry of any judgments or order of any court or governmental entity against the Gas Company, and various bankruptcy and insolvency events. In addition, additional events of default under the Credit Agreement include: any adverse change in the Gas Company, its business, assets, operations, affairs or condition which the Lender determines will have amaterial adverse effect on the Gas Company, its business, assets, operation or condition (financial or otherwise) or on its ability to repay its debts, and at any time the Lender in good faith deems itself insecure with respect to payment of the Gas Company’s obligations to it or other performance of such obligations.

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The Gas Company entered into three promissory notes under the Credit Agreement, each dated January 27, 2016: a $17,400,000 Term Note (the “Term Note”), an $8,000,000 Daily Adjusting LIBOR Revolving Line Note (the “Revolving Note”), and a $4,200,000 Multiple Disbursement Term Note (the “Cap Ex Term Note”) for capital expenditures. Certain material terms of the notes are described below.

The $17,400,000 Term Note is payable interest only for the first twelve monthly installments beginning on February 27, 2016, followed by 59 consecutive monthly payments of $207,142.86 plus accrued interest, and with a final payment of unpaid principal and interest on the maturity date, January 27, 2022. Interest at on amounts outstanding are payable monthly at rates which vary on a daily basis at the London Interbank Offer Rate or LIBOR (as defined in the Term Note) plus a spread ranging from 1.70% to 2.60% based on the Gas Company’s Funded Debt to EBITDA ratio, determined as provided in the Term Note, with an initial interest rate of 2.43% to be adjusted on March 31, 2016, and 90 days after the end of each quarter thereafter. Principal may be prepaid in whole or in part subject to a prepayment premium calculated based on any and reduction in yield and any LIBOR breakage costs. Events of default under the Term Note which would entitle M&T Bank to accelerate the payment of the Term Note are comparable to those under the Credit Agreement. The full amount of the $17,400,000 Term Note was advanced to pay off loans from M&T Bank, Five Star Bank and Community Bank on January 27, 2015.

The Revolving Note provides that the Gas Company may borrower, repay and re-borrow up to the $8,000,000 maximum principal amount outstanding at any time through the maturity date of April 1, 2017, with advances subject to the discretion of the Lender and to repayment on demand. Interest at on amounts outstanding are payable monthly at rates which vary on a daily basis at LIBOR (as defined in the Revolving Note) plus a spread ranging from 1.70% to 2.60% based on the Gas Company’s Funded Debt to EBITDA ratio, determined as provided in the Revolving Note, with an initial interest rate of 2.43% to be adjusted on March 31, 2016, and 90 days after the end of each quarter thereafter. Events of default under the Revolving Note which would entitle M&T Bank to accelerate the payment of the Revolving Note and cease making further revolving advances are comparable to those under the Credit Agreement.

The Cap Ex Term Note permits the Gas Company to borrow, from time to time until January 27, 2017, amounts up to the $4,200,000 maximum principal amount to pay for various capital expenditures as tracked on reports filed by the Gas Company with the NYPSC. Interest will be payable monthly during the disbursement period. Commencing January 27, 2017, the outstanding principal amount of and interest on the Cap Ex Term Note will be payable over in 47 equal monthly installments based on a seven-year amortization period, with the principal balance and any unpaid interest and other amounts due for costs and expenses due on the maturity date of January 27, 2021. Interest at on amounts outstanding are payable monthly at rates which vary on a daily basis at LIBOR (as defined in the Cap Ex Term Note) plus a spread ranging from 1.70% to 2.60% based on the Gas Company’s Funded Debt to EBITDA ratio, determined as provided in the Cap Ex Term Note, with an initial interest rate of 2.43% to be adjusted on March 31, 2016, and 90 days after the end of each quarter thereafter. Events of default under the Term Note which would entitle M&T Bank to accelerate the payment of the Cap Ex Term Note and cease making further revolving advances are comparable to those under the Credit Agreement. Principal may be prepaid in whole or in part subject to a prepayment premium calculated based on any and reduction in yield and any LIBOR breakage costs. Events of default under the Cap Ex Term Note which would entitle M&T Bank to accelerate the payment of the Term Note are comparable to those under the Credit Agreement. The full amount of the $4,200,000 Cap Ex Term Note was advanced to pay off loans from M&T Bank on January 27, 2016.

3

The General Security Agreement, dated January 27, 2016, from the Gas Company to M&T Bank (the “Security Agreement”), secures all obligations of the Gas Company to M&T Bank including, without limitation, principal and interest on the notes and any fees and charges. The security interest granted under the Security Agreement covers all personal property of the Gas Company including, among other things, accounts, deposit accounts, general intangibles, inventory, and all fixtures, including, among other things, pipelines, easements, rights of way and compressors in the Gas Company’s distribution system. The Security Agreement contains various representations, warranties, covenants and agreements customary in security agreements and various events of default substantially similar to those in the Credit Agreement with remedies under the New York Uniform Commercial Code and the Security Agreement.

The Credit Agreement, the Term Note, the Revolving Note, the Cap Ex Term Note and the General Security Agreement described above are filed as exhibits to this Current Report on Form 8-K, as well as certain LIBOR Rate Riders to the Term Note and the Cap Ex Term Note . The descriptions are qualified in their entirety by reference to the full text of such documents.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Credit Agreement, dated January 27, 2016, between Corning Natural Gas Company and M&T Bank.

Exhibit 10.2 Term Note, dated January 27, 2016, from Corning Natural Gas Company to M&T Bank in the initial principal amount of $17,400,000.

Exhibit 10.3 LIBOR Rate Rider to $17,400,000 Term Note.

Exhibit 10.4 Daily Adjusting Revolving Line Note, dated January 27, 2016, from Corning Natural Gas Corporation to M&T Bank in the maximum principal amount of $8,000,000.

Exhibit 10.5 Multiple Disbursement Term Note, dated January 27, 2016, from Corning Natural Gas Corporation to M&T Bank in the maximum principal amount of $4,200,000.

Exhibit 10.6 LIBOR Rate Rider to $4,200,000 Multiple Disbursement Term Note.

Exhibit 10.7 General Security Agreement, dated January 27, 2016, from Corning Natural Gas Corporation to M&T Bank.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Firouzeh Sarhangi

Firouzeh Sarhangi

Chief Financial Officer

Dated: February 2, 2016

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INDEX TO EXHIBITS

Form 8-K of Corning Natural Gas Holding Corporation

Exhibit 10.1 Credit Agreement, dated January 27, 2016, between Corning Natural Gas Company and M&T Bank. Filed herewith

Exhibit 10.2 Term Note, dated January 27, 2016, from Corning Natural Gas Company to M&T Bank in the initial principal amount of $17,400,000. Filed herewith

Exhibit 10.3 LIBOR Rate Rider to $17,400,000 Term Note. Filed herewith

Exhibit 10.4 Daily Adjusting Revolving Line Note, dated January 27, 2016, from Corning Natural Gas Corporation to M&T Bank in the maximum principal amount of $8,000,000.Filed herewith

Exhibit 10.5 Multiple Disbursement Term Note, dated January 27, 2016, from Corning Natural Gas Corporation to M&T Bank in the maximum principal amount of $4,200,000. Filed herewith

Exhibit 10.6 LIBOR Rate Rider to $4,200,000 Multiple Disbursement Term Note. Filed herewith

Exhibit 10.7 General Security Agreement, dated January 27, 2016, from Corning Natural Gas Corporation to M&T Bank. Filed herewith